UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2010

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2010, NETGEAR, Inc. (the “Company”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended December 31, 2009, the text of which is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2010, the Company’s board of directors approved bonus awards for the Company’s employees, including the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and the other named executive officers. The board of directors approved the bonuses after reviewing the Company’s fourth fiscal quarter 2009 financial results, which exceeded expectations. The bonus amounts were in recognition for services performed during fiscal year 2009 and will be paid in the first quarter of 2010.

The bonus amounts to be paid to the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and the other named executive officers are as follows:

Name of Officer	Amount
Patrick C.S. Lo, Chairman and Chief Executive Officer	$57,348
Christine M. Gorjanc, Chief Financial Officer	$30,585
David S. Soares, Senior Vice President, Worldwide Sales and SMB Business	$26,108
Michael F. Falcon, Senior Vice President, Operations	$25,328
Michael A. Werdann, Vice President, Americas Sales	$26,889

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: February 9, 2010	By:	/s/ CHRISTINE M. GORJANC
Christine M. Gorjanc
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 9, 2010